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Exhibit 5.10

                 [Letterhead of TABBERT HAHN EARNEST & WEDDLE, LLP]

        May 12, 2005

Alderwoods Group, Inc.
311 Elm Street, Suite 1000
Cincinnati, Ohio 45202

Jones Day
77 W. Wacker Dr.
Chicago, Illinois 60601

  Re:
  $200,000,000 of 7 3/4% Senior Notes due 2012

Ladies and Gentlemen:

        We have acted as special Indiana (the "State") counsel to Advance Planning of America, Inc. ("Advance Planning"), Alderwoods (Indiana), Inc., ("Alderwoods-Indiana") and Ruzich Funeral Home, Inc. ("Ruzich"), each an Indiana corporation (collectively, the "Covered Guarantors"), in connection with the prior issuance of those certain outstanding 7 3/4% Senior Notes due 2012 on August 19, 2004, and the present exchange of those notes under that certain Registration Rights Agreement dated as of August 19, 2004, by and among Alderwoods Group, Inc., a Delaware corporation and a direct or indirect parent of the Covered Guarantors (the "Company"), the subsidiary guarantors, including the Covered Guarantors (collectively the "Guarantors"), and Banc of America Securities LLC and Morgan Stanley & Co. Incorporated (the "Registration Agreement"), for an equal principal amount of 7 3/4% Senior Notes that are registered under the Securities Act of 1933 (the "Exchange Notes"). This opinion is furnished to you at the request of Company in connection with the registration and issuance of the Exchange Notes. Except as otherwise defined herein, capitalized terms used in this opinion but not otherwise defined herein are used as defined in the Registration Agreement.

        We advise you that our representation of the Covered Guarantors is limited to rendering this opinion letter and reviewing the Subject Documents, as defined herein, and that we have not been involved in the negotiation or preparation of any of the Subject Documents or any other document connected with the registration and and issuance of the Exchange Notes. Hence, our knowledge of the respective business and affairs of the Covered Guarantors is limited to that actually gained in connection with this transaction. In that connection, we have examined an executed counterpart, as applicable, of each of the following documents (hereinafter, the "Subject Documents"):

    1.
    Purchase Agreement dated August 5, 2004;

    2.
    Indenture dated as of August 19, 2004;

    3.
    Offering Memorandum dated August 5, 2004;

    4.
    Registration Rights Agreement dated August 19, 2004;

    5.
    Form of Notation of Guarantee;

    6.
    Articles of Incorporation and By-laws of Advance Planning (the "Advance Planning Organizational Documents");

    7.
    Certificate of Existence dated as of April 18, 2005, issued by the Indiana Secretary of State with respect to Advance Planning (the "Advance Planning Certificate");

    8.
    Articles of Incorporation and By-laws of Alderwoods-Indiana (the "Alderwoods-Indiana Organizational Documents");

    9.
    Certificate of Existence dated as of April 18, 2005, issued by the Indiana Secretary of State with respect to Alderwoods-Indiana (the "Alderwoods-Indiana Certificate");

    10.
    Articles of Incorporation and By-laws of Ruzich (the "Ruzich Organizational Documents");

    11.
    Certificate of Existence dated as of April 18, 2005, issued by the Indiana Secretary of State with respect to Ruzich (the "Ruzich Certificate");

    12.
    Officer's Certificate of Alderwoods Group, Inc. dated as of August 19, 2004 (the "Alderwoods Certificate");

    13.
    Unanimous Written Consent of Certain Subsidiaries of Alderwoods Group, Inc., adopted as of July 22, 2004 (the "Subsidiaries Consent"); and

    14.
    Officer's Certificate of certain subsidiaries of Alderwoods Group, Inc., dated of even date herewith (the "Alderwoods Subsidiaries Certificate").

        As to certain matters of fact material to the opinions expressed herein, we have relied on the representations and warranties made and/or contained in the Subject Documents, including, specifically, those made and/or contained in the Alderwoods Certificate and Subsidiaries' Consent, and such other documents obtained from public officials. We have not independently established any of the facts so relied on.

Assumptions

        In rendering this opinion we have assumed, without having made any independent investigation of the facts, except with respect to matters of State and federal law on which we have opined below, the following:

    (i)
    the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies;

    (ii)
    to the extent that the obligations of the Covered Guarantors, as applicable, may be dependent upon such matters, other than with respect to the Covered Guarantor, that each party to the agreements and contracts referred to herein, including the Transaction Documents, is duly formed, validly existing and in good standing and/or current status under the laws of its jurisdiction of formation; that each such party other than the Covered Guarantors has the requisite corporate or other organizational power and authority to perform its obligations under such agreements and contracts, as applicable; that each such party other than the Covered Guarantors have duly authorized, executed and delivered such agreements and contracts, and each of such agreements and contracts constitutes the legally valid and binding obligations of such parties including the Covered Guarantors as applicable, enforceable against such parties in accordance with their respective terms;

    (iii)
    that all factual matters, including, without limitation, all representations and warranties contained in the Subject Documents are true and correct as set forth therein;

    (iv)
    that the Alderwoods Certificate and Subsidiaries Consent have not been amended, modified or supplemented, and remain in full force and effect;

    (v)
    that the Advance Planning Organizational Documents have not been amended, modified or supplemented since August 18, 2004, and remain in full force and effect;

    (vi)
    that the Alderwoods-Indiana Documents Organizational Documents have not been amended, modified or supplemented since August 18, 2004, and remain in full force and effect; and

    (vii)
    that the Ruzich Organizational Documents have not been amended, modified or supplemented since August 18, 2004, and remain in full force and effect.

Opinions

        On the basis of such examination, our reliance upon the assumptions contained herein, our reliance upon the Alderwoods Certificate and Subsidiaries' Consent, and our consideration of those questions of law we considered relevant, and subject to the qualifications, exclusions and limitations set forth in this opinion, we are of the opinion that:

    1.
    Each Covered Guarantor is a corporation and is validly existing as a corporation and is in current status under the laws of the State of Indiana (the "State").

    2.
    As of the date of the Indenture, each of the Covered Guarantors had the corporate power and authority to enter into, and as of the date hereof, each of the Covered Guarantors has the corporate power and authority to perform its obligations under the Indenture.

    3.
    The execution, delivery and performance of the Indenture by each Covered Guarantor: (i) has been authorized by all necessary corporate action by each such Covered Guarantor; and (ii) does not contravene any provision of the charter documents of such Covered Guarantors.

    4.
    When the Registration Statement has become effective under the Securities Act and the Guarantees of the Exchange Notes (the "Exchange Guaratees") of the Covered Guarantors are delivered in accordance with the terms of the exchange offer, the Exchange Guarantee of each Covered Guarantor will be validly issued by such Covered Guarantor and will constitute a valid and binding obligation of such Covered Guarantor.

Exclusions

        In rendering the opinions set forth herein, we express no opinion as to, as applicable, any State or federal:

    (i)
    securities and/or Blue Sky laws or regulations;

    (ii)
    pension and employee benefit laws and regulations;

    (iii)
    tax laws and regulations; or

    (iv)
    antitrust and unfair competition laws and regulations;

and the effect of any of the foregoing on any of the opinions expressed herein.

Limitations

        This opinion is given as of the date hereof, and we disclaim any obligation to update this opinion letter for events occurring after the date of this opinion letter. The foregoing opinion applies only with respect to the laws of the State and the federal laws of the United States of America and we express no opinion with respect to the laws of any other jurisdiction. The only opinions intended to be provided herein are those, which are expressly stated, and no opinions by implication are intended or given.

        This opinion is furnished to you solely for your benefit in connection with the issuance of the Exchange Notes and may not be used or relied upon by, nor published or communicated to, any other person for any purpose whatsoever without in each instance our prior and express written consent.

        Notwithstanding the foregoing, we hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement on Form S-4 (the "Registration Statement") to be filed with the Securities and Exchange Commission in connection with the issuance of the Company's 7 3/4% Senior Notes due 2012, and to the reference to us under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.

Very truly yours,
TABBERT HAHN EARNEST & WEDDLE, LLP
By:	/s/ TABBERT HAHN EARNEST & WEDDLE, LLP

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  Exhibit 5.10
Assumptions
Opinions
Exclusions
Limitations